                                                                    Exhibit 10.8


                              OPEN SOLUTIONS, INC.

                             KEY EMPLOYEE AGREEMENT


                                                       September ___, 1995



Name and address of employee:

Mr. Douglas Anderson
960 Main Street
South Windsor,  CT  06074


         Open Solutions, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

         1.       POSITION AND RESPONSIBILITIES.

                  1.1 You shall serve in an executive capacity as President and Chief Executive Officer of the Company.

                  1.2 You will, to the best of your ability, devote your full business time and efforts to the performance of your job hereunder and to the business and affairs of the Company. You agree to serve as a director, officer or both of the Company, if elected by the shareholders or the Company's Board of Directors ("Board").

         2.       TERM OF EMPLOYMENT.

                  2.1 The term of your employment shall be three (3) years, unless extended, commencing with October 1995, provided your employment may be terminated at any time as provided in Section 2.2.

                  2.2      Your employment may be terminated as follows.

                  (a) The Company shall have the right, by giving you written notice, to terminate your employment:

                           (i)      immediately for cause, or

                           (ii) at any time without cause (as hereinafter defined).

                  (b) You shall have the right, on written notice to the Company, to terminate your employment for Good Reason (as hereinafter defined).

                  2.3 If your employment is terminated (a) by the Company without cause or (b) by you with Good Reason, the Company shall be obligated to pay you severance pay at a rate of $10,000 per month, less applicable taxes and other required withholdings and any amount you may owe to the Company, payable on the first day of each month commencing the first day of the month next following the date of termination ("Severance Payments"). Severance Payments shall be made until the earlier of (i) August 31, 1998 or (ii) the first day of your employment with another employer, provided that in no event will Severance Payments under (i) be made for less than twelve (12) months. If total cash compensation by payments from a subsequent employer pursuant to (ii) above are not at least equal to the Severance Payments, the Company will pay you the difference between such payments for the period during which Severance Payments are due. Notwithstanding the foregoing, if the Company has ceased operations or has had a petition in bankruptcy filed for or against it, the Company shall be relieved of its obligations under this Section 2.3 and you shall only be entitled to payments pursuant to this Section 2.3 as and when payments are made to other unsecured creditors of the Company.

                  2.4 For purposes of Section 2 hereof, the term "cause" shall mean your conviction of a felony (or a plea of guilty thereto).

                  2.5 The term "Good Reason" shall mean, without your consent: (a) your removal from, or the failure to elect or re-elect you to, the Board, except when such removal or failure to elect or re-elect relates to your termination by the Company for cause; (b) a significant reduction in the nature or scope of the authorities, powers, functions or duties attached to your position with the Company ("Reduction in Duties"); (c) the Company relocates its operations such that your job duties must be performed at a location outside of Hartford County, Connecticut; (d) the failure of the Company to maintain its Incentive Compensation Plan, or its equivalent; or (3) a Change in Control (as hereinafter defined) as a result of which (i) you are in any way constrained in carrying out the authorities, powers, functions or duties attached to the position stated in Section 1.1 hereof or (ii) there is a Reduction in Duties and, in either case, if after reasonable negotiation with the new control group, the situation is not remedied. For purposes hereof, a Change in Control shall mean when: (a) the Company sells all or substantially all of its assets; or (b) any person (as such term is defined in Sections 3 (a) (9) and 13 (d) (3) of the Securities Exchange Act of 1934, each a "person"), other than (x) the current shareholders of the Company, (y) one or more venture capital investors or (z) in connection with an underwritten registered public offering of the securities of the Company, any person or persons, becomes a beneficial owner, directly or indirectly, of securities of the Company representing sufficient votes to elect a majority of the Board.




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         3.       COMPENSATION. The Company shall pay to you for the service to be rendered hereunder compensation as set forth on Schedule 1 hereto. You shall also be entitled to all rights and benefits for which you shall be eligible under pension, group insurance, or other company benefits which may be in force from time to time and provided to you or for the Company's employees generally. The Company will reimburse you for all customary, ordinary and necessary business expenses incurred by you in the performance of your duties hereunder in accordance with Company policies and procedures.

         4.       STOCK GRANT.

                  4.1 In addition to the compensation set forth on Schedule 1, on the date of execution of this Agreement, the Company shall issue to you 350,000 shares of Common Stock of the Company, par value $.01 (the "Shares").

                  4.2 In the event your employment is terminated: (a) by the Company with cause, as defined in Section 4.4 below, or (b) by you without Good Reason, as defined in Section 2.5 hereof, the Company shall have the right, at any time within thirty (30) days after the date your services cease, to purchase (the "Purchase Option") from you and your personal representatives, as the case may be, all or any part of the "Unvested Shares" (as hereinafter defined), at a price of $.30 per share (the "Universal Share Purchase Price").

                  4.3 The term "Unvested Shares" shall mean 175,000 Shares owned by you upon the issuance of the Shares pursuant to Section 4.1 less (i) 50,000 Shares on August 31, 1996, and (ii) 1/36 of such Shares for each and every full month which has elapsed between September 1, 1996, and August 31, 1999.

                  4.4 For purposes of Section 4.2 hereof the term "cause" shall include: (a) conviction of a felony (or a plea of guilty thereto) and (b) material failure or inability to perform your agreements, duties or obligations as an employee of the Company or under this Agreement, including, without limitation your voluntary termination of employment other than for Good Reason.

                  4.5      The following additional terms shall apply:

                  (a) The Purchase Option shall be exercised by written notice signed by an officer of the Company. The Unvested Share Purchase Price shall be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness owed by you to the Company or in cash (by check) or both.

                  (b)      The Company may assign its rights under this
         Section 4.




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


                  (c) You may not sell or transfer any Unvested Shares, and any purported sale or transfer shall be null and void.

                  (d) Subject to the other provisions of this Agreement, you shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Unvested Shares.

                  (e) The Company will extend to you any tax opinion that it receives regarding the fair market value of the Shares at the time of grant.

         5. THE ESCROW AGENT. As security for your faithful performance of the terms of this Agreement and to insure that your Shares will be available for delivery upon exercise of the Purchase Option as herein provided, you agree to deliver to and deposit with counsel to the Company ("Escrow Agent"), as Escrow Agent, four (4) Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Schedule 2, together with the certificate or certificates evidencing the Unvested Shares on the date hereof. Said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and you as set forth in
Schedule 3 attached hereto.

         6.       OTHER ACTIVITIES DURING EMPLOYMENT.

                  6.1 Except with the prior written consent of the Company's Board of Directors or as described on Exhibit A hereto, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor. This provision shall not be deemed to preclude membership in professional societies, lecturing or the acceptance of honorary positions, that are in any case incidental to your employment by the Company and which are not adverse or in conflict with the interests of the Company, its business or prospects, financial or otherwise.

                  6.2 Except as permitted by Section 6.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or in conflict with the interests of the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing.

                  6.3 During the term of your employment by the Company, except on behalf of the Company or its subsidiaries, you will not, directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor, associate, representative, or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company, in any part of the world, in any line of business engaged in (or which the Company has made plans to be engaged in) by the Company; provided,



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however, that anything above to the contrary notwithstanding, you may own, as an inactive investor, securities of any competitor corporation, so long as your holdings in any one such corporation shall not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation.

         7.       EMPLOYEE INVENTION AND PROPRIETARY INFORMATION.

         All material and information of the Company shall remain property of the Company. You hereby irrevocably and unconditionally transfer and assign to the Company, and the Company shall retain, all right, title and interest in material and information, including software and all code and documentation relating thereto, generated or provided to the Company by you, either jointly or separately with the Company, whether heretofore or hereafter generated, including all copyrightable works and patentable inventions. You agree not to use (except for the benefit of the Company) or disclose, publish, release, transfer, or otherwise make available to any third party, any proprietary or non-public material or information of the Company including, without limitation, any trade secret, non-public know-how or proprietary work created by the Company, and you acknowledge that all such material and information constitute a valuable asset of the Company. You agree not to remove any property from the Company's premises without the express prior written consent of the Company.

         This provision shall not be construed as restricting you from engaging in other creative activities, such as the writing of a magazine article, provided you otherwise honor the provisions of this Agreement.

         In consideration for the Company agreeing to enter into this Agreement with you, you agree to execute and deliver any additional proprietary information agreement developed by the Company for execution by its officers and/or employees during the six (6) month period from the date hereof.

         8.       RESTRICTIONS ON EMPLOYMENT ACTIVITIES.

         Due to the special nature of the contribution, of you to the Company, you agree that you shall not, as a current or former employee of the Company, for a period of one (1) year from the date such employee status ends for any reason, directly compete with the Company in the business of developing and/or marketing of a client server banking package (the "Business"). Furthermore, during this period of time you agree not to, directly or indirectly, engage in any other business venture, as an employee, a proprietor or otherwise an interested party, which directly competes with the Business, or develop or market a competitive or like product or service to any product or service offered by the Company in the Business and shall not, directly or indirectly, take any action which directs from the Company any business opportunity within the scope of the Business, or cause or influence any




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employee, client, supplier, agent, consultant or advisor of the Company to cease or diminish such party's dealings with the Company. In the event that you terminate your employment for other than Good Reason, as defined in Section 2.5 hereof, and, as a result, are not entitled to Severance Payments under Section
2.3 hereof, then you shall be bound by the terms of this Section 8 only for the period of time (not to exceed one year from the date of such termination of employment) during which the Company pays to you alternative severance pay at a rate of $5,000 per month, less applicable taxes and other required withholdings and any amount you may owe to the Company, payable on the first day of each month commencing the first day of the month next following the date of termination.

         9. REMEDIES. Your duties under Sections 7 and 8 shall survive termination of your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of Sections 7 and 8 would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         10. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or you.

         11. INTERPRETATION. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         12. NOTICES. Any notice which the Company is required or may desire to give to you shall be given to you by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.




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         13.      WAIVERS. If either party shall waive any breach of any
provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         14. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

         15. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Connecticut.

         16. COMPLETE AGREEMENT; AMENDMENTS; PRIOR AGREEMENTS. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the Company and you with respect to the matters covered hereby.

         17. EMPLOYMENT AT WILL STATUS. Nothing contained in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate your employment, for any reason, with or without cause.

         18. LEGAL FEES. The Company shall pay reasonable legal fees necessarily incurred by you in connection with the negotiation and execution of this Agreement up to an amount of $3,000. Such legal fees shall be documented to the reasonable satisfaction of the Company.

         If you are in agreement with the forgoing, please so indicate by signing and returning the enclosed copy of this letter.




                                          OPEN SOLUTIONS, INC.

                                          By: /s/ Carlos P. Naudon
                                              --------------------------------
                                              Title: Chairman


Accepted and agreed:


/s/ Douglas Anderson
-------------------------------
Douglas Anderson





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                                    EXHIBIT A


         Describe other employment, occupations or business enterprises, in accordance with paragraph 6.1 of the Agreement to which this Exhibit A is attached.

         [ ]  None

         [X]  See Below

MANAGEMENT OF RENTAL REAL ESTATE

CONSULTING FOR SAVINGS BANK OF MANCHESTER

MEETINGS AS A DIRECTOR OF OUTSIDE COMPANIES



                                       Very truly yours,



                                       /s/ Douglas Anderson
                                       -----------------------------------
                                       Douglas Anderson






                                       /s/ Carlos Naudon



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                                   SCHEDULE 1

                                  COMPENSATION


1. BASE SALARY. The Company shall pay to you for the services to be rendered under this Agreement a base salary ("Base Salary") at an annual rate of $120,000 during calendar year 1995. Effective January 1, 1996, your Base Salary shall increase to an annual rate of $156,000.

2. COMPENSATION REVIEW. Your Base Salary shall be payable in installments in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time, with such Base Salary to be reviewed annually by the Management Evaluation Committee of the Board of Directors for years subsequent to calendar year 1996, and set as deemed appropriate by the Board on a basis consistent with the Company's prevailing salary review policy, provided, however, that your Base Salary shall not be less than $156,000 annually subsequent to January 1, 1996.

3.       BONUS.

         (a) Prior to January 15, 1996, the Company shall pay to you a $35,000 cash bonus. Such bonus shall be subject to mutually agreed upon adjustment.

         (b) During calendar year 1995, you will be eligible for a $30,000 cash bonus to be paid upon the closing of a financing in which gross proceeds received by the Company are $3 million or more (the "Financing Bonus"). The Financing Bonus shall not be increased in the event any such financing or financings exceed $3 million. The Financing Bonus shall not be payable if the gross proceeds received by the Company for the financing during calendar year 1995 are less than $3 million.

         (c) Beginning on January 1, 1996, you will be eligible to participate in the Company's Incentive Compensation Plan, as may be amended by the Board from time to time, targeted at $50,000 annually.

4. VACATION. You shall be entitled to four (4) weeks of vacation per calendar year of employment covered by the Agreement.

5. LIFE INSURANCE. The Company shall maintain a policy on your life with a death benefit of at least $300,000, payable to a beneficiary to be named by you.






                                       -9-


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                                   SCHEDULE 2

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ________________, __________________ (_____) shares of Common Stock of OPEN
SOLUTIONS INC., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by Certificate Nos. ____________ and do hereby irrevocably constitute and appoint ____________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.


Dated:  ________________, 19__

Signature: ___________________





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                                   SCHEDULE 3

                            JOINT ESCROW INSTRUCTIONS


                                                          _______________, 19___


Shipman & Goodwin
One American Row
Hartford, CT  06103-2819


ATTN:  Frank J. Marco

Dear Sirs:

         As Escrow Agent for both Open Solutions Inc., a Delaware corporation, (the "Company") and Douglas Anderson ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Key Employee Agreement ("Agreement"), dated as of _________________, 1995 to which a copy of these Joint Escrow Instructions is attached as Schedule 3, in accordance with the following instructions:

         1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Purchaser") shall exercise the Purchase Option set forth in the Agreement, the Purchase shall give to Holder and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Purchaser. Holder and the Purchaser hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check) for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

         3. Holder irrevocable authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as referred to in the Agreement. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein




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contemplated, including but not limited to any appropriate filing with state securities officials. Subject to the provisions of this paragraph 3, Holder shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

         4.       This escrow shall terminate on September 30, 1999.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Holder, you shall deliver all of same to Holder and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be liable to any party by reason of any error of judgment or for any act done or step taken or omitted by you or for any mistake of fact or law, or for anything which you may do or refrain from doing in connection herewith, unless caused by or arising from your own gross negligence or willful misconduct.

         8. You are hereby expressly authorized to disregard any and all warnings given by either of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court, you shall not be liable to either of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions on any documents deposited with you.

         11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to the Company or if you shall resign by written notice to each party.




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


In the event of any such termination, the Company shall appoint your successor as counsel to the Company as successor Escrow Agent.

         12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings. At your option, you shall have the right in the event of any claim against you arising out of this Agreement to deposit all of the securities, funds and other documents held by you pursuant hereto in any court and to institute an inter-pleader proceeding, whereupon you shall be relieved of all liabilities and obligations hereunder.

         14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.



         COMPANY:           OPEN SOLUTIONS INC.
                            49 Welles Street, Suite 212
                            Glastonbury, CT 06033

         HOLDER: To the address set forth in the Key Employee Agreement or any other address for notices pursuant thereto




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


         ESCROW AGENT:      Shipman & Goodwin
                            One American Row
                            Hartford, CT 06103-2819
                            Attn: Frank J. Marco, Esq.
                            (203) 251-5939

         15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         16. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder; you may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company will pay all fees (at your standard hourly rates) and reasonable out-of-pocket expenses under these Joint Escrow Instructions.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.






                                     Very truly yours,




                                     OPEN SOLUTIONS INC.

                                     By: /s/ Carlos P. Naudon
                                         -------------------------------------
                                         /s/ Carlos P. Naudon
                                         Title: Chairman


                                     HOLDER:

                                         /s/ Douglas Anderson
                                         -------------------------------------
                                         Douglas Anderson


                                     ESCROW AGENT

                                     Shipman & Goodwin


                                     By:
                                         -------------------------------------




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


                              OPEN SOLUTIONS, INC.

                                    AMENDMENT
                                       TO
                             KEY EMPLOYEE AGREEMENT


         THIS AMENDMENT to that certain Key Employee Agreement entered into by and between Douglas Anderson ("Employee") and Open Solutions, Inc., a Delaware corporation (the "Company") on October 2, 1995 (the "Employment Agreement") is made this 21st day of July, 1997.

         In consideration of the mutual promises and agreements contained herein, the parties agree as follows:

         1. All terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

         2. Item 1 of Schedule 1 to the Employment Agreement is amended by adding the following: "Effective January 1, 1997, your Base Salary shall increase to an annual rate of $175,000."

         3. New Item 1A is hereby added to Schedule 1 to the Employment Agreement as follows:

         1A.      SUPPLEMENTAL COMPENSATION. The Company shall pay to you for the services to be rendered under this Agreement supplemental compensation ("Supplemental Compensation") of $40,000 in 1997 and $60,000 in 1998.

         4. Item 2 of Schedule 1 to the Employment Agreement is amended to read in its entirety as follows:

         2. COMPENSATION REVIEW. Your Base Salary shall be payable in installments in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time, with such Base Salary to be reviewed annually by the Management Evaluation Committee of the Board of Directors for years subsequent to calendar year 1997, and set as deemed appropriate by the Board on a basis consistent with the Company's prevailing salary review policy; provided, however, that your Base Salary shall not be less than $175,000 annually subsequent to January 1, 1997.

         5. Item 3 of Schedule 1 to the Employment Agreement is amended to add the following new subsections (d) and (e):

         (d) You will receive a bonus under the Company's Incentive Compensation Plan of $50,000 upon achievement of performance at 100% of targets, with a maximum of $75,000 for performance above targets.

         (e) You are eligible to participate in the Company's Incentive Compensation Plan Net Income Bonus.

         6. New Item 6 is hereby added to Schedule 1 to the Employment Agreement as follows:

         6. PREPARATION OF TAX RETURNS. The Company's accountants shall prepare, at Company expense, your federal and state personal income tax returns that become due during the term of this Agreement.

         7. Section 4.1 of the Employment Agreement is amended to substitute "175,000 shares" for "350,000 shares."

         8. Section 4.2 of the Employment Agreement is amended to read in its entirety as follows:

                  In addition to the compensation set forth on Schedule 1, on the date of execution of this Amendment, the Company shall issue to you an Incentive Stock Option under the Company's 1994 Stock Option Plan to purchase 175,000 shares of the Common Stock of the Company, par value $.01 per share, at an exercise price of $.45 per share (the "Option"). The Option shall be subject to vesting as follows: (i) 84,722 shares immediately and (ii) 1/26 of the remaining 90,278 shares for each and every full month that has elapsed between July 1, 1997 and August 31, 1999.

         9. Section 4.3 of the Employment Agreement is amended to read in its entirety as follows:

                  In addition to the compensation set forth on Schedule 1, on the date of execution of this Amendment, the Company shall issue to you an Incentive Stock Option under the Company's 1994 Stock Option Plan to purchase 20,000 shares of the Common Stock of the Company, par value $.01 per share, at an exercise price of $.45 per share, subject to vesting in accordance with the Company's customary vesting schedule.

         10. Sections 4.4, 4.5 and 5 of the Employment Agreement are deleted in their entirety.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this amendment as of the date first written above.




                                      OPEN SOLUTIONS, INC.


                                      By: /s/ Carlos P. Naudon
                                          ----------------------------------
                                          Carlos P. Naudon
                                          Its: Chairman



                                          /s/ Douglas Anderson
                                          ----------------------------------
                                          Douglas Anderson




                                       -3-